NETSTREIT REPORTS FIRST QUARTER 2024 FINANCIAL AND OPERATING RESULTS

– Net income of $0.01 and Adjusted Funds from Operations ("AFFO") of $0.31 Per Diluted Share for First Quarter –

– Completed $129.2 Million of Gross Investment Activity at 7.5% Blended Cash Yield for First Quarter –

– Increasing Low End of 2024 AFFO Per Share Guidance to a New Range of $1.25 to $1.28 –

– Completed $198.7 Million Forward Equity Offering in January 2024 –

– $30.8 Million of Forward Equity Sales through ATM Year to Date –

Dallas, TX – April 29, 2024 – NETSTREIT Corp. (NYSE: NTST) (the “Company”) today announced financial and operating results for the first quarter ended March 31, 2024.

“I'm proud to report NETSTREIT's strong start to the year. We raised a combined $229.5 million from our January follow-on offering and our ATM program year to date, and have completed $129.2 million in gross investment activity at a blended cash yield of 7.5% during the quarter. With our 2024 capital needs already addressed, NETSTREIT is primed to continue to take advantage of an increasingly attractive acquisitions market,” said Mark Manheimer, Chief Executive Officer of NETSTREIT.

FIRST QUARTER 2024 HIGHLIGHTS

The following table summarizes the Company's select financial results1 for the three months ended March 31, 2024.

	Three Months Ended March 31,
	2024	2023	% Change
	(Unaudited)
Net Income per Diluted Share	$0.01	$0.03	(67)%
Funds from Operations per Diluted Share	$0.28	$0.28	—%
Core Funds from Operations per Diluted Share	$0.30	$0.28	7%
Adjusted Funds from Operations per Diluted Share	$0.31	$0.30	3%

1.Funds from operations ("FFO"), core funds from operations ("Core FFO"), and adjusted funds from operations ("AFFO") are non-GAAP financial measures. See "Non-GAAP Financial Measures."

INVESTMENT ACTIVITY

The following tables summarize the Company's investment and disposition activities (dollars in thousands) for the three months ended March 31, 2024.

	Three Months Ended March 31, 2024
	Number of Investments	Amount
Investments	42	$129,207
Dispositions	12	21,600
Net Investment Activity		$107,607

Investment Activity
Cash Yield		7.5%
% of ABR derived from Investment Grade Tenants		84.8%
% of ABR derived from Investment Grade Profile Tenants		—%
Weighted Average Lease Term (years)		11.5

Disposition Activity
Cash Yield		6.8%
Weighted Average Lease Term (years)		10.3

The following table summarizes the Company's on-going development projects and estimated development costs (dollars in thousands) as of March 31, 2024.

Developments	Three Months Ended March 31, 2024
Amount Funded During the Quarter	$10,936

As of March 31, 2024
Number of Developments	16
Amount Funded to Date	$27,780
Estimated Funding Remaining on Developments	19,357
Total Estimated Development Cost	$47,137

PORTFOLIO UPDATE

The following table summarizes the Company's real estate portfolio (weighted by ABR, dollars in thousands) as of March 31, 2024.

As of March 31, 2024
Number of Investments	628
ABR	$140,314
States	45
Square Feet	11,322,746
Tenants	88
Industries	26
Occupancy	100.0%
Weighted Average Lease Term (years)	9.2
Investment Grade %	71.1%
Investment Grade Profile %	13.3%

CAPITAL MARKETS AND BALANCE SHEET

The following tables summarize the Company's leverage, balance sheet, liquidity and ATM sales (dollars in thousands, except per share data) as of and for the three months ended March 31, 2024.

Leverage	As of March 31, 2024
Net Debt / Annualized Adjusted EBITDAre	5.4x
Adjusted Net Debt / Annualized Adjusted EBITDAre	3.1x
Proforma Adjusted Net Debt / Annualized Adjusted EBITAre[1]	2.9x

Liquidity
Unused Unsecured Revolver Capacity	$324,850
Cash, Cash Equivalents and Restricted Cash	22,334
Net Value of Unsettled Forward Equity	290,908
Total Liquidity	$638,092
Net Value of Unsettled Forward Equity from April ATM Activity	28,746
Total Proforma Liquidity[1]	$666,838

January 2024 Forward Equity Offering	As of March 31, 2024
Shares Unsettled	11,040,000
Price Per Share (Gross)	$18.00
Net Value of Unsettled Forward Equity	$190,467

ATM Program
Shares Unsettled	107,500
Weighted Average Price Per Share (Gross)	$18.29
Net Value of Unsettled Forward Equity	$1,948

2023 ATM Program Initial Capacity	$300,000
ATM Capacity Remaining as of March 31, 2024	$220,710

Unsettled Forward Equity
Shares Unsettled as of March 31, 2024	17,131,211
Weighted Average Price Per Share (Net)	$16.98
Net Value of Unsettled Forward Equity	$290,908

1.See Subsequent Activity. These proforma calculations include the net value of unsettled shares from the April 2024 ATM activity.

SUBSEQUENT ACTIVITY

In April 2024, the Company sold 1,635,600 shares of its common stock through its at-the-market ("ATM") sales program (the "ATM Program"). The shares were sold on a forward basis at a weighted average price of $17.63 per share. The following table summarizes the Company's April ATM activity (dollars in thousands, except per share data).

April 2024 ATM Activity	As of April 29, 2024
Shares Unsettled	1,635,600
Price Per Share (Gross)	$17.63
Net Value of Unsettled Forward Equity	$28,746

DIVIDEND

On April 23, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.205 per share for the second quarter of 2024. On an annualized basis, the dividend of $0.82 per share of common stock represents an increase of $0.02 per share over the prior year annualized dividend. The dividend will be paid on June 14, 2024 to shareholders of record on June 3, 2024.

2024 GUIDANCE

The Company is increasing the low end of its 2024 AFFO per share guidance to a new range of $1.25 to $1.28 from its previously announced range of $1.24 to $1.28. The Company also expects cash G&A to be in the range of $13.5 million to $14.5 million (exclusive of transaction costs and severance payments).

The Company's 2024 guidance is based on a number of assumptions that are subject to change and many of which are outside the Company's control. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

AFFO is a non-GAAP financial measure. The Company does not provide a reconciliation of such forward-looking non-GAAP measure to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

EARNINGS CONFERENCE CALL

A conference call will be held on Tuesday, April 30, 2024 at 11:00 AM ET. During the conference call the Company’s officers will review first quarter performance, discuss recent events, and conduct a question and answer period.

The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least 15 minutes prior to the scheduled start time to register, as well as download and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until May 7, 2024, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13745165.

SUPPLEMENTAL PACKAGE

The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com.

About NETSTREIT Corp.

NETSTREIT Corp. is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.

Investor Relations
ir@netstreit.com
972-597-4825

NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Annualized Adjusted EBITDAre, Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI Estimated Run Rate, Total Property-Level Cash NOI Estimated Run Rate, Net Debt and Adjusted Net Debt. A reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, and definitions of each non-GAAP measure, are included below.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities, including estimated development costs, trends in our business, including trends in the market for single-tenant, retail commercial real estate and our 2024 guidance. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2024 and other reports filed with the SEC from time to time.  Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from macroeconomic conditions, including inflation, interest rates and instability in the banking system. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

NETSTREIT CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Real estate, at cost:
Land	$472,330	$460,896
Buildings and improvements	1,209,333	1,149,809
Total real estate, at cost	1,681,663	1,610,705
Less accumulated depreciation	(110,632)	(101,210)
Property under development	21,800	29,198
Real estate held for investment, net	1,592,831	1,538,693
Assets held for sale	58,856	52,451
Mortgage loans receivable, net	124,617	114,472
Cash, cash equivalents and restricted cash	22,334	29,929
Lease intangible assets, net	165,507	161,354
Other assets, net	61,402	49,337
Total assets	$2,025,547	$1,946,236
Liabilities and equity
Liabilities:
Term loans, net	$621,500	$521,912
Revolving credit facility	75,000	80,000
Mortgage note payable, net	7,876	7,883
Lease intangible liabilities, net	24,639	25,353
Liabilities related to assets held for sale	1,110	1,158
Accounts payable, accrued expenses and other liabilities	26,265	36,498
Total liabilities	756,390	672,804
Commitments and contingencies (Note 12)
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 shares authorized; 73,328,411 and 73,207,080 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	733	732
Additional paid-in capital	1,368,312	1,367,505
Distributions in excess of retained earnings	(126,270)	(112,276)
Accumulated other comprehensive income	18,020	8,943
Total stockholders’ equity	1,260,795	1,264,904
Noncontrolling interests	8,362	8,528
Total equity	1,269,157	1,273,432
Total liabilities and equity	$2,025,547	$1,946,236

NETSTREIT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues
Rental revenue (including reimbursable)	$35,189	$28,474
Interest income on loans receivable	2,484	978
Total revenues	37,673	29,452
Operating expenses
Property	4,102	3,936
General and administrative	5,707	4,909
Depreciation and amortization	17,541	14,949
Provisions for impairment	3,662	—
Transaction costs	129	109
Total operating expenses	31,141	23,903
Other (expense) income
Interest expense, net	(6,180)	(3,944)
Gain (loss) on sales of real estate, net	997	(319)
Other (expense) income, net (1)	(280)	152
Total other (expense) income, net	(5,463)	(4,111)
Net income before income taxes	1,069	1,438
Income tax (expense) benefit	(17)	43
Net income	1,052	1,481
Net income attributable to noncontrolling interests	7	9
Net income attributable to common stockholders	$1,045	$1,472
Amounts available to common stockholders per common share:
Basic	$0.01	$0.03
Diluted	$0.01	$0.03
Weighted average common shares:
Basic	73,248,804	58,155,738
Diluted	74,565,790	58,883,386

(1) Includes a non-recurring other loss of $414,000.

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO FFO, CORE FFO AND ADJUSTED FFO
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net income	$1,052	$1,481
Depreciation and amortization of real estate	17,462	14,884
Provisions for impairment	3,662	—
(Gain) loss on sales of real estate, net	(997)	319
FFO	21,179	16,684
Adjustments:
Non-recurring executive transition costs, severance and related charges	857	13
Non-recurring other loss (gain), net	414	(12)
Core FFO	22,450	16,685
Adjustments:
Straight-line rent adjustments	(542)	(311)
Amortization of deferred financing costs	558	308
Amortization of above/below-market assumed debt	29	29
Amortization of loan origination costs and discounts	39	28
Amortization of lease-related intangibles	(95)	(213)
Earned development interest	332	—
Capitalized interest expense	(353)	(134)
Non-cash interest expense	(979)	—
Non-cash compensation expense	1,424	1,027
AFFO	$22,863	$17,419

Weighted average common shares outstanding, basic	73,248,804	58,155,738
Operating partnership units outstanding	478,524	511,402
Unvested restricted stock units	168,556	175,859
Unsettled shares under open forward equity contracts	669,906	40,387
Weighted average common shares outstanding, diluted	74,565,790	58,883,386

FFO per common share, diluted	$0.28	$0.28
Core FFO per common share, diluted	$0.30	$0.28
AFFO per common share, diluted	$0.31	$0.30

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2024		2023
Net income	$1,052		$1,481
Depreciation and amortization of real estate	17,462		14,884
Amortization of lease-related intangibles	(95)		(213)
Non-real estate depreciation and amortization	79		65
Interest expense, net	6,180		3,944
Income tax expense (benefit)	17		(43)
Amortization of loan origination costs	39		28
EBITDA	24,734		20,146
Adjustments:
Provisions for impairments	3,662		—
(Gain) loss on sales of real estate, net	(997)		319
EBITDAre	27,399		20,465
Adjustments:
Straight-line rent adjustments	(542)		(311)
Non-recurring executive transition costs, severance and related charges	857		13
Non-recurring other loss (gain), net	414		(12)
Other non-recurring expenses, net	158		—
Non-cash compensation expense	1,424		1,027
Adjustment for construction in process (1)	497		157
Adjustment for intraquarter investment activities (2)	1,469		1,862
Adjusted EBITDAre	$31,676		$23,201
Annualized Adjusted EBITDAre (3)	$126,704

Net Debt	As of March 31, 2024
Principal amount of total debt	$708,322
Less: Cash, cash equivalents and restricted cash	(22,334)
Net Debt	685,988
Less: Value of unsettled forward equity (4)	(290,908)
Adjusted Net Debt	$395,080
Less: Net value of unsettled April 2024 ATM activity (5)	(28,746)
Proforma adjusted net debt(5)	$366,334

Leverage
Net debt / Annualized Adjusted EBITDAre	5.4	x
Adjusted Net Debt / Annualized Adjusted EBITDAre	3.1	x
Proforma Adjusted Net Debt / Annualized Adjusted EBITDAre	2.9	x

(1) Adjustment reflects the estimated cash yield on developments in process as of March 31, 2024.
(2) Adjustment assumes all re-leasing activity, investments in and dispositions of real estate, including developments and interest earning loan activity completed during the three months ended March 31, 2024 and 2023 had occurred on January 1, 2024 and 2023, respectively.
(3) We calculate Annualized Adjusted EBITDAre by multiplying Adjusted EBITDAre by four.
(4) Reflects 17,131,211 of unsettled forward equity shares, at the March 31, 2024 available weighted average net settlement price of $16.98 per share.
(5) Reflects 1,635,600 of unsettled forward equity shares sold through the ATM Program during April 2024 at a net settlement price of $17.58 per share.

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO NOI AND CASH NOI
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net income	$1,052	$1,481
General and administrative	5,707	4,909
Depreciation and amortization	17,541	14,949
Provisions for impairment	3,662	—
Transaction costs	129	109
Interest expense, net	6,180	3,944
(Gain) loss on sales of real estate, net	(997)	319
Income tax expense (benefit)	17	(43)
Interest income on mortgage loans receivable	(2,484)	(978)
Other expense (income), net	280	(152)
Property-Level NOI	31,087	24,538
Straight-line rent adjustments	(542)	(311)
Amortization of lease-related intangibles	(95)	(213)
Property-Level Cash NOI	$30,450	$24,014
Adjustment for intraquarter acquisitions, dispositions and interest earning development (1)	1,358
Property-Level Cash NOI Estimated Run Rate	31,808
Interest income on mortgage loans receivable	2,484
Adjustments for intraquarter mortgage loan activity (2)	111
Total Cash NOI - Estimated Run Rate	$34,403

(1) Adjustment assumes all re-leasing activity, investments in and dispositions of real estate, including developments completed during the three months ended March 31, 2024, had occurred on January 1, 2024.
(2) Adjustment assumes all loan activity completed during the three months ended March 31, 2024, had occurred on January 1, 2024.

NON-GAAP FINANCIAL MEASURES

FFO, Core FFO and AFFO

The National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a widely accepted non-GAAP financial measure of operating performance known as FFO. Our FFO is net income in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property.

Core FFO is a non-GAAP financial measure defined as FFO adjusted to remove the effect of unusual and non-recurring items that are not expected to impact our operating performance or operations on an ongoing basis. These include non-recurring executive transition costs, severance and related charges, other loss (gain), net, and loss on debt extinguishments and other related costs.

AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense, earned development interest, non-cash interest expense, non-cash compensation expense, amortization of deferred financing costs, amortization of above/below-market assumed debt, and amortization of loan origination costs.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.

We further consider FFO, Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO.

EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre

We compute EBITDA as earnings before interest expense, income tax expense, and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and impairment charges on depreciable real property.

Adjusted EBITDAre is a non-GAAP financial measure defined as EBITDAre further adjusted to exclude straight-line rent, non-cash compensation expense, non-recurring executive transition costs, severance and related charges, loss on debt extinguishment and other related costs, other loss (gain), net, other non-recurring expenses (income), lease termination fees, adjustment for construction in process, and adjustment for intraquarter activities. Beginning in the quarter ended June 30, 2023, we modified our definition of Adjusted EBITDAre to include adjustments for construction in process and intraquarter investment activities. Prior periods have been recast to reflect this new definition.

Annualized Adjusted EBITDAre is Adjusted EBITDAre multiplied by four.

We present EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as measures of our operating performance and not as measures of liquidity.

EBITDA, EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA, EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Net Debt, Adjusted Net Debt, and Proforma Adjusted Net Debt

We calculate our Net Debt as our principal amount of total debt outstanding excluding deferred financing costs, net discounts and debt issuance costs less cash, cash equivalents and restricted cash available for future investment. We believe excluding cash, cash equivalents and restricted cash available for future investment from our principal amount, all of which could be used to repay debt, provides an estimate on the net contractual amount of borrowed capital to be repaid. We believe these adjustments are additional beneficial disclosures to investors and analysis.

We further adjust Net Debt by the net value of unsettled forward equity as of period end to derive Adjusted Net Debt.

Proforma Adjusted Net Debt is Adjusted Net Debt shown on a proforma basis to include the net value of proforma equity issued after the period end as if it was outstanding as of period end.

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate are non-GAAP financial measures which we use to assess our operating results. We compute Property-Level NOI as net income (computed in accordance with GAAP), excluding general and administrative expenses, interest expense (or income), income tax expense, transaction costs, depreciation and amortization, gains (or losses) on sales of depreciable property, real estate impairment losses, interest income on mortgage loans receivable, loss on debt extinguishment, lease termination fees, and other expense (income), net. We further adjust Property-Level NOI for non-cash revenue components of straight-line rent and amortization of lease-intangibles to derive Property-Level Cash NOI. We further adjust Property-Level Cash NOI for intraquarter acquisitions, dispositions and completed developments to derive Property-Level Cash NOI - Estimated Run Rate. We further adjust Property-Level Cash NOI - Estimated Run Rate for interest income on mortgage loans receivable and intraquarter mortgage loan activity to derive Total Cash NOI - Estimated Run Rate. We believe Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis.

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate are not measurements of financial performance under GAAP, and may not be comparable to similarly titled measures of other companies. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

OTHER DEFINITIONS

ABR is annualized base rent as of March 31, 2024, for all leases that commenced and annualized cash interest on mortgage loans receivable in place as of that date.

Cash Yield is the annualized base rent contractually due from acquired properties, interest income from mortgage loans receivable, and completed developments, divided by the gross investment amount, or gross proceeds in the case of dispositions.

Investments are lease agreements in place at owned properties, properties that have leases associated with mortgage loans receivable, developments where rent commenced, or in the case of master lease arrangements each property under the master lease is counted as a separate lease.

Investment Grade are investments, or investments that are subsidiaries of a parent entity, with a credit rating of BBB- (S&P/Fitch), Baa3 (Moody's) or NAIC2 (National Association or Insurance Commissioners) or higher.

Investment Grade Profile are investments with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Fitch, Moody's, or NAIC.

Occupancy is expressed as a percentage, and is the number of economically occupied properties divided by the total number of properties owned, excluding mortgage loans receivable and properties under development.

Weighted Average Lease Term is weighted by the annualized base rent, excluding lease extension options and investments associated with mortgage loans receivable.